Exhibit 3.2

140503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Domestication
(PURSUANT TO NRS 92A.270)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Entity Name and Type of Domestic Entity as set forth in its Constituent Documents:	Montreux Capital Corp. Corporation formed under the British Columbia Business Corporations Act.
2. Entity Name Before Filing Articles of Domestication:	Montreux Capital Corp.
3. Date and Jurisdiction of Original Formation:	September 24, 2007 British Columbia, Canada
4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	British Columbia, Canada
5. Signature of Authorized Representative:	X [signature] Authorized Signature — Date: 5.12.17

Filing Fee: $350.00

***IMPORTANT:* This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.**

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 92A Domestication
Revised: 1-5-15